GRIFFON CORPORATION ANNOUNCES OFFERING OF $100 MILLION OF CONVERTIBLE SUBORDINATED NOTES

$100 Million of Convertible Subordinated Notes due 2017

NEW YORK, NEW YORK – (December 15, 2009) – Griffon Corporation (NYSE: GFF) (“Griffon” or the “Company”) today announced its intention to offer, subject to market and other conditions, $100 million principal amount of Convertible Subordinated Notes due 2017 (the “Convertible Notes”) in a private placement solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Griffon expects to grant the initial purchasers of its Convertible Notes a 30-day option to purchase up to $15 million principal amount of additional Convertible Notes solely to cover overallotments. Prior to July 15, 2016, the Convertible Notes will be convertible only upon the satisfaction of certain conditions. On and after July 15, 2016, a holder may convert its Convertible Notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.

The interest rate, conversion rate and other terms of the Convertible Notes will be determined by negotiations between the Company and the initial purchasers.

Griffon will add the net proceeds from the offering to its existing cash balance of approximately $321 million at September 30, 2009, which Griffon intends to use for general corporate purposes, including working capital, the repayment or repurchase of corporate indebtedness, investment in current segments and/or acquisitions of other businesses outside its current portfolio.

This notice does not constitute an offer to sell, or the solicitation of an offer to buy, securities. Any offers of the Convertible Notes will be made only by means of private offering circulars. The Convertible Notes and the shares of Griffon common stock issuable upon conversion of the Convertible Notes are not being registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, statements regarding the Company’s anticipated offering, including the amount and terms of the Convertible Notes. The proposed offering is subject to market conditions and the Company cannot assure that the offering will be completed on favorable terms, if at all. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contact:

Griffon Corporation
Douglas J. Wetmore, 212-957-5000
Chief Financial Officer
or
Investor Relations Contact:
ICR Inc.
James Palczynski, 203-682-8229
Principal and Director